EXHIBIT 99.1

News Release

[NEWPAGE LOGO]

Media Contact: Investor Contact: NewPage Corporation

Amber Garwood David J. Prystash 8540 Gander Creek Drive

937-242-9093 937-242-9700 Miamisburg, OH 45342

FOR IMMEDIATE RELEASE -

NEWPAGE CORPORATION AND AFFILIATE ANNOUNCE AMENDMENTS TO AND EXTENSIONS OF TENDER OFFERS AND RELATED TRANSACTIONS

MIAMISBURG, Ohio. - August 10, 2009. NewPage Corporation ("NewPage") announced today several changes to NewPage's and NP Investor LLC's ("NPI") previously announced cash tender offer (the "Second Lien Notes Tender Offer") to purchase certain of NewPage's outstanding Floating Rate Senior Secured Notes due 2012 (the "Floating Rate Notes") and 10% Senior Secured Notes due 2012 (the "10% Notes" and, together with the Floating Rate Notes, the "Second Lien Notes").

Concurrently, NPI also announced that it has extended the Early Participation Time and the Expiration Time for its previously announced cash tender offer (the "NPI Offer" and, together with the Second Lien Notes Tender Offer, the "Offers") to purchase certain of NewPage Holding Corporation's outstanding Floating Rate Senior Unsecured PIK Notes due 2013 (the "NewPage Holding PIK Notes") and NewPage's outstanding 12% Senior Subordinated Notes due 2013 (the "12% Senior Subordinated Notes" and, together with the NewPage Holding PIK Notes, the "Subordinated Notes"). The Offers are described in detail in the Offers to Purchase dated July 15, 2009 (together, the "Offers to Purchase").

As of 5:00 p.m., New York City time, on Friday, August 7, 2009, holders had validly tendered and not withdrawn approximately (i) $84.3 million of Floating Rate Notes, (ii) $289.4 million of 10% Notes, (iii) $176.2 million of NewPage Holding PIK Notes and (iv) $93.2 million of 12% Senior Subordinated Notes.

Amendments to Second Lien Notes Tender Offer

NewPage has determined not to proceed with its portion of the Second Lien Notes Tender Offer. In addition, the size, terms and timing of NewPage's proposed offering of new senior secured notes due 2014 are still under consideration at this time. As a result, NPI has waived the consummation of such proposed offering as a condition to the Second Lien Notes Tender Offer. In connection with the foregoing changes to the Second Lien Notes Tender Offer, the Maximum Payment Amount has been reduced from $180 million to $50 million, all of which will be funded by NPI.

NewPage and NPI have amended the Offer to Purchase dated July 15, 2009 (the "Second Lien Notes Offer to Purchase") and distributed a supplement dated August 10, 2009 (the "Supplement") to holders of Second Lien Notes. The amendments to the Second Lien Notes Offer to Purchase include the following:

  NPI extended the Early Participation Time, previously scheduled for 5:00 p.m., New York City time, on Tuesday, July 28, 2009, to 12:00 Midnight, New York City time, on Friday, August 21, 2009, unless further extended. All Holders tendering their Second Lien Notes on or prior to the new Early Participation Time and whose Second Lien Notes are accepted for purchase will be eligible to receive the Early Participation Premium;
  NPI extended the Withdrawal Deadline, previously scheduled for 5:00 p.m., New York City time, on Tuesday, July 28, 2009, to 5:00 p.m., New York City time, on Tuesday, August 11, 2009, unless further extended; and
  NPI extended the Expiration Time, previously scheduled for 12:00 Midnight, New York City time, on Tuesday, August 11, 2009, to 12:00 Midnight, New York City time, on Friday, August 21, 2009, unless further extended.

The obligations of NPI under the Second Lien Notes Tender Offer are described in the Supplement and the Second Lien Notes Offer to Purchase. NPI reserves the right to increase or decrease the Maximum Payment Amount without extending the Withdrawal Deadline. Except as specifically set forth in the Supplement, or as the context may require, the amended terms of the Second Lien Notes Offer to Purchase apply to Second Lien Notes previously tendered as well as any Second Lien Notes that are tendered on or after the date hereof and prior to the Expiration Time.

Amendments to NPI Offer

In addition, the terms of the NPI Offer have been amended as follows:

  NPI extended the Early Participation Time, previously scheduled for 5:00 p.m., New York City time, on Tuesday, July 28, 2009, to 12:00 Midnight, New York City time, on Friday, August 14, 2009, unless further extended. All Holders tendering their Subordinated Notes on or prior to the new Early Participation Time and whose Subordinated Notes are accepted for purchase will be eligible to receive the Early Participation Premium; and
  NPI extended the Expiration Time, previously scheduled for 12:00 Midnight, New York City time, on Tuesday, August 11, 2009, to 12:00 Midnight, New York City time, on Friday, August 14, 2009, unless further extended.

The complete terms and conditions of the Offers, except as modified by the Supplement or this press release, are set forth in the Offers to Purchase and related Letters of Transmittal, which have been sent to holders of the notes. Except as modified by the Supplement or this press release, all terms and conditions of the Offers will remain in full force and effect. Holders are urged to read the Offer documents, including the Supplement, carefully before making any decision with respect to the Offers.

NewPage and NPI have retained Citi to serve as the lead dealer manager for the Offers and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are acting as additional dealer managers. Barclays Capital Inc. is acting as co-manager for the Offers. Questions regarding the Offers may be directed to Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 (toll-free). Requests for documents in connection with the Offers may be directed to Global Bondholder Services Corporation, the information agent for the Offers at (212) 430-3774 or (866) 470-3700 (toll-free).

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale is being made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About NewPage Corporation

Headquartered in Miamisburg, Ohio, NewPage Corporation is the largest coated paper manufacturer in North America, based on production capacity, with $4.4 billion in net sales for the year ended December 31, 2008. The company's product portfolio is the broadest in North America and includes coated freesheet, coated groundwood, supercalendered, newsprint and specialty papers. These papers are used for corporate collateral, commercial printing, magazines, catalogs, books, coupons, inserts, newspapers, packaging applications and direct mail advertising.

NewPage owns paper mills in Kentucky, Maine, Maryland, Michigan, Minnesota, Wisconsin and Nova Scotia, Canada. These mills have a total annual production capacity of approximately 4.4 million tons of paper, including approximately 3.2 million tons of coated paper, approximately 1.0 million tons of uncoated paper and approximately 200,000 tons of specialty paper.

Forward-looking Statements

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "intend," "project," "plan," "will likely continue," "will likely result," or words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, among others, our substantial level of indebtedness; changes in the supply of, demand for, or prices of our products; general economic and business conditions in the United States and Canada and elsewhere; the ability of our customers to continue as a going concern, including our ability to collect accounts receivable according to customary business terms; the activities of competitors, including those that may be engaged in unfair trade practices; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; changes in the regulatory environment, including requirements for enhanced environmental compliance; our ability to realize the anticipated benefits of the acquisition of Stora Enso North America, including anticipated synergies; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission. The company does not intend, and undertakes no obligation, to update any forward-looking statements.

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